Exhibit 17(e)

Merrill Lynch Balanced Portfolio a series of MERRILL LYNCH SERIES FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9061

PROXY

This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Allan J. Oster as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of common stock of Merrill Lynch Balanced Portfolio (the “Portfolio”), a series of Merrill Lynch Series Fund, Inc., held of record by the undersigned on February 21, 2001 at the special meeting of shareholders of the Portfolio to be held on April 16, 2001 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

      By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

Please mark boxes |X| or | | in blue or black ink.

1.

To approve or disapprove an Agreement and Plan of Reorganization between Merrill Lynch Series Fund, Inc., on behalf of Merrill Lynch Balanced Portfolio, and Merrill Lynch Series Fund, Inc., on behalf of Merrill Lynch Multiple Strategy Portfolio.

FOR | _ |                   AGAINST | _ |                        ABSTAIN | _ |

2.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, Director or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _______________________________, 2001

X_________________________________________
                                          Signature

X_________________________________________
                              Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.